[American Pallet Letterhead]

                                  July 14, 2005



Mr. Laurence Ditkoff
Southridge Capital Management, LLC
90 Grove Street
Suite 204
Ridgefield, CT  06877

         Re:      American Pallet

Dear Larry:

         Reference is made to our discussion on July 12, 2005, wherein we agreed to modify our understanding of our obligation under the Registration Rights Agreement, dated as of April 27, 2005 and your rights under that certain Note dated as of April 27, 2005 (the "Note"), the Stock Pledge Agreement dated as of April 27, 2005 (the "Pledge"), and the Limited Recourse Guarantee, dated as of April 27, 2005 (the "Guarantee") (together the "Lending Documents"). In this letter "we" or the "Company" shall refer to American Pallet Leasing, Inc., a Delaware corporation and "you" or "your" shall refer to Brittany Capital Management Limited, a Bahamian corporation.

         In order to proceed expeditiously with the registration statement in respect of the Private Equity Credit Agreement, dated as of April 27, 2005 (the "Equity Line"), we have jointly agreed to register only the shares under the Equity Line pursuant to the outstanding Registration Statement, File Number 333-125736, as filed on June 6, 2005. In addition, we have confirmed that in the event that you are not repaid by the maturity date provided for in the Note, that you will be entitled to move against the collateral provided for in the Pledge and the Guarantee. In addition, in the event that the collateral is insufficient to satisfy such obligation at maturity, the Guarantor, as that term is defined in the Guarantee, agrees to provide you with additional collateral to secure the obligation.

         If the foregoing correctly states our understanding, kindly have an authorized representative of Brittany Capital Management Limited execute where provided below, wherein this letter agreement shall properly amend the aforementioned documents as herein provided.

                                                   Very truly yours,

                                                   AMERICAN PALLET LEASING, INC.


                                                   By:  /s/ Tim Bumgarner
                                                        ------------------------
                                                   Its: President



Acknowledged & Agreed:                                  Acknowledged & Agreed:


By:      /s/ Barry W. Herman                            /s/ Tim Bumgarner
         -------------------                            -----------------
         For Brittany Capital Management Limited        As Guarantor
         Barry W. Herman
         President